UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 24, 2008

LKQ CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50404	36-4215970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300

Chicago, IL 60602

(Address of Principal Executive Offices) (Zip Code)

(312) 621-1950

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

On September 24, 2008, representatives of LKQ Corporation will make a presentation at the Deutsche Bank Leveraged Finance Conference using slides that are attached to this Current Report on Form 8-K as Exhibit 99.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The financial data contained in the presentation includes earnings before interest, taxes, depreciation and amortization (EBITDA) and provides a reconciliation of net income to EBITDA. EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States.

We have presented EBITDA as we believe it provides investors, security analysts and other interested parties useful information regarding our results of operations, because it assists in analyzing our performance and the value of our business.  EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense.  We believe EBITDA is used by security analysts, investors and other interested parties in evaluating companies, many of which present EBITDA when reporting their results.

ITEM 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

99.1	Slide presentation of LKQ Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 24, 2008

LKQ Corporation

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel